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                                                         Exhibit 10.12(c)

"Pages where confidential treatment has been requested are marked 'Confidential Treatment Requested.' The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place and in the margin with a star (*)."

                     AMENDMENT TO CCC/WPC SERVICES AGREEMENT

     THIS Amendment To CCC/WPC Services Agreement (the "Amendment") is made and entered into this 5th day of January, 2000, by and between Chevron Chemical Company LLC, a Delaware limited liability company, hereinafter referred to as "CCC" and Dynegy Midstream Services, Limited Partnership, hereinafter referred to as "DMSLP". CCC and DMSLP may be referred to collectively as the "Parties" or singularly as a "Party."

     WHEREAS, CCC's predecessor in interest, Chevron Chemical Company, and DMSLP, formerly known as Warren Petroleum Company, Limited Partnership, entered into that certain CCC/WPC Services Agreement (the "Services Agreement") effective as of September 1, 1996, as amended, pursuant to which CCC and DMSLP agreed to, among other things, provide certain services to each other; and

     WHEREAS, CCC and DMSLP have agreed to amend and supplement certain portions of the Services Agreement to add an additional service to be performed by DMSLP on behalf of CCC by increasing the volumes involved in the service and now desire to enter into this Second Amendment to evidence such agreement and to incorporate such changes to the Services Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, CCC and DMSLP agree as follows:

     1. Effective January 1, 2000, Exhibit "A-3" to the Services Agreement is amended and revised by the "Amendment To Exhibit A-3, Galena Park Terminalling" attached hereto as Exhibit "A" and made a part hereof.

     2. Except as specifically set forth herein, the Services Agreement shall remain in full force and effect according to its terms.

     IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed by their duly authorized representatives.

DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP
By: Dynegy Midstream G.P., Inc., its General Partner

By:   /s/  Hunter Battle
   -------------------------------------------
Printed Name:  Hunter Battle
             ---------------------------------
Title:    V.P. West Region Liquids
      ----------------------------------------

CHEVRON CHEMICAL COMPANY LLC

By:      /s/ Charles Loftin
   -------------------------------------------
Printed Name:   Charles Loftin
             ---------------------------------
Title:  Heavy Olefins Prod. Mgr.
      ----------------------------------------

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                       'Confidential Treatment Requested'

                                  EXHIBIT "A"

               AMENDMENT TO EXHIBIT A-3, GALENA PARK TERMINALLING

Effective January 1, 2000, Exhibit A-3 shall be amended as follows:

1. Under Section 1.2, the volume for Crude Isoprene (C(5)) is hereby modified to read as follows:

                 Product                          Estimated Annual Volume
                 -------                          -----------------------

          Crude Isoprene (C(5))                         547,500 BBLS

2.   Section 3.3 shall be revised to read as follows:

     3.3  Crude Isoprene.

          (a) Transportation of C(5) from CCC's Cedar Bayou Plant through Dynegy's eight (8) inch pipeline to the Galena Park Terminal
* shall be charged a fee of [REDACTED] per gallon. All movements of C(5) shall be coordinated through Dynegy's Mont Belvieu logistics team. CCC will pump C(5) from the Cedar Bayou Plant
* through Dynegy's pipeline at a rate no less than [REDACTED] barrels per hour.

          (b) During the initial two (2) year term of this Crude Isoprene service, as provided in Section 9.1 below, Dynegy's Tank W20
* will be utilized to store CCC's C(5). CCC shall lease [REDACTED] (the "Base Volume") of C(5) storage capacity from Dynegy at the
* rate of [REDACTED] per barrel per month. If as of the last day of any month CCC's ending inventory of C(5) exceeds the Base
* Volume, CCC shall pay Dynegy for an additional [REDACTED] barrels of storage capacity for the Month in which the Base
*              Amount was exceeded at the rate of [REDACTED] per barrel (i.e.
* CCC will lease from Dynegy a total of [REDACTED] barrels of storage capacity for the Month in which the ending inventory
*              exceeded [REDACTED] barrels).

          (c) Redelivery of C(5) to CCC or its designee out of Tank W20 into tank trucks shall be made between the hours of 7:00 a.m. and 7:00 p.m., 7 days per week. In addition to the fees set forth in this Exhibit, CCC shall pay Dynegy for all operator labor costs associated with loading tank trucks. CCC shall also be charged
* a fee of [REDACTED] per gallon for redeliveries into tank trucks, which will be the primary mode for redelivery of C(5). If CCC requests redelivery to a customer at GATX, CCC shall be charged a
* fee of [REDACTED] per gallon and if CCC requests redelivery into a pressure


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                       'Confidential Treatment Requested'

* barge, CCC shall be charged a fee of [REDACTED] per gallon, based on an independent inspector's calculation of the volume of C(5) loaded onto the barge. CCC will be responsible for all transportation costs, including, but not limited to, demurrage, tankerman, inspection and surveyor fees.

          (d) For the purpose of calculating the fees owed by CCC to Dynegy for transportation and redeliveries, measurement of the volumes of C(5) transported to Dynegy's storage tank shall be based on Dynegy's pipeline receipt turbine meter; and, measurement of the volumes redelivered by truck shall be based on Dynegy's truck rack turbine meter. The Goodyear truck scale shall be utilized to verify the turbine meter measurements. Barge redeliveries will be billed based on an independent inspector's calculation of the volume of C(5) loaded onto the barge.

3. A new sentence will be added at the end of Section 5.3 of Exhibit A-3 to read as follows:

          Notwithstanding the foregoing, CCC's option to reinstate the use of Tank W20 W1 and W2, as applicable, shall terminate at the end of the two year Primary Term, as defined in Section 9.1 of this Exhibit A-3.

4.   A new Section 9.1 is hereby added to Exhibit A-3 to read as follows:

     9.1  Term For Crude Isoprene C(5) Service.

          This Letter Amendment pertaining to Crude Isoprene (C(5)) service shall have an initial two year term commencing January 1, 2000 and
* ending December 31, [REDACTED] (the "Primary Term"), and shall continue in effect from calendar quarter to calendar quarter thereafter; provided that (i) CCC shall have the right to terminate this Letter Amendment and the Crude Isoprene (C(5)) services covered hereby effective at the end of the Primary Term or any calendar quarter anniversary thereafter by giving Dynegy at least thirty (30) days prior written notice of its election to terminate this Letter Amendment and (ii) if this Agreement is extended for a period of
* [REDACTED] beyond the Primary Term (the "Extension Period"), Dynegy shall have the right to terminate this Letter Amendment and the Crude Isoprene (C(5)) services covered hereby effective at the end of the Extension Period or any calendar quarter anniversary thereafter by giving CCC at least thirty (30) days prior written notice of its election to terminate this Letter Amendment. If, at the end of the Primary Term or at any time following the Primary Term, Dynegy has the opportunity to secure a third party lease of Tank W20, CCC will have the option to match the third party's offer and retain the lease of Tank W20 for an equivalent term as set forth in such third party offer. If, however, CCC chooses not to match the third party offer, Dynegy will offer CCC the right to utilize Tank W1 and/or Tank W2 for such Crude Isoprene service. If CCC elects to utilize one or more of such Tanks (i) CCC shall advance to Dynegy the cost of connecting the Tank(s) for this service, the current costs of which is estimated at
* [REDACTED], (ii) this lease will cover the Tank(s) selected by CCC and (iii) the term of the


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          lease covering the Tank(s) selected by CCC for such Crude Isoprene service shall be extended for a term mutually agreed to by the Parties.

5.   A new Section 10.1 is hereby added to Exhibit A-3 to read as follows:

     10.1 Indemnity For Crude Isoprene (C(5)) Service

          Notwithstanding and in lieu of the provisions of Section 7.3 of the Services Agreement, the following terms and conditions shall apply to and only to the services as provided in this Amendment to CCC/WPC Services Agreement pertaining to Crude Isoprene (C(5)):

             (a) Except as provided in (b), DMSLP agrees to indemnify and hold harmless CCC, its officers, directors, employees, agents, contractors and Affiliates from all actual losses, costs, expenses, claims (including, without limitation, personal injury and property damage claims), damages and causes of action, including, without limitation, reasonable attorneys' fees and costs of court incurred by CCC, or paid to third parties by CCC which are caused by (i) the negligence, dishonesty, willful misconduct or gross negligence of DMSLP, its officers, directors, employees, agents, contractors and Affiliates, and its or their performance of the Services and/or (ii) DMSLP's breach of this Agreement.

                  Except as provided in (b), CCC agrees to indemnify and hold harmless DMSLP, its officers, directors, employees, agents, contractors and Affiliates from all actual losses, costs, expenses, claims (including, without limitation, personal injury and property damage claims), damages and causes of action, including, without limitation, reasonable attorneys' fees and costs of court incurred by DMSLP, or paid to third parties by DMSLP which are caused by (i) the negligence, dishonesty, willful misconduct or gross negligence of CCC, its officers, directors, employees, agents, contractors and Affiliates, and its performance of the Services and/or (ii) CCC's breach of this Agreement.

             (b) CCC shall defend, indemnify and hold harmless DMSLP from and against any and all claims relating to this Agreement for injury to or death of an employee or representative of CCC or its subcontractors, whether or not DMSLP, its employees or representatives are claimed to be passively, concurrently or actively negligent, and regardless of whether liability without fault is imposed or sought to be imposed; provided this indemnity shall not apply when such injury or death is the result of the sole negligence or willful misconduct of DMSLP, its employees or representatives.


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                  DMSLP shall defend, indemnify and hold harmless CCC from and against any and all claims relating to this Agreement for injury to or death of an employee or representative of DMSLP or its subcontractors, whether or not CCC, its employees or representatives are claimed to be passively, concurrently or actively negligent, and regardless of whether liability without fault is imposed or sought to be imposed; provided this indemnity shall not apply when such injury or death is the result of the sole negligence or willful misconduct of CCC, its employees or representatives.


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